Union National  Financial
Corporation’s

Annual Shareholders’
Meeting

May 2, 2007

This presentation contains forward-looking statements.  Forward-looking statements include the information concerning possible or assumed future results of operations of Union National Financial Corporation, Union National
Community Bank, or the combined company.  When we use words such as
“believes,” “expects,” anticipates” or similar expressions, we are making forward-looking statements.

Shareholders should note that many factors, (some of which are discussed in the section entitled “Management’s Discussion and Analysis of Financial
Condition and Results of Operations” of Union National Financial Corporation’s
2005 Annual Report), could affect the future financial results of Union National
Financial Corporation, Union National Community Bank, or the combined company and could cause those results to differ materially from those expressed in our forward-looking statements.

 You should carefully review the risk factors described in documents the
Corporation files from time to time with the Securities and Exchange
Commission.

Asset Growth
575,000
525,000
475,000
425,000
375,000
325,000
275,000
Total Assets
2002
2003
2004
2005
2006
Year
Asset Growth

Loan Growth
400,000
350,000
300,000
250,000
200,000
150,000
Total Loans
2002
2003
2004
2005
2006
Year
Loan Growth

Asset & Loan Growth
550,000
500,000
450,000
400,000
350,000
300,000
250,000
200,000
150,000
100,000
Amount
2002
2003
2004
2005
2006
Date
Asset Growth
Loan Growth

Loans & Assets - 1st Quarter
600,000
500,000
400,000
300,000
200,000
100,000
-
Amount
2002
2003
2004
2005
2006
Q1 - 2007
Date
Asset Growth
Loan Growth

Income Growth
25,000
20,000
15,000
10,000
5,000
-
Income
2002
2003
2004
2005
2006
Year
Net Operating Income
Net Income

Welcome

Shareholders

Non-Performing Assets
0.01
0.009
0.008
0.007
0.006
0.005
0.004
Ratio
2002
2003
2004
2005
2006
Year
ALLL / Total Loans
Non-Performing / Total

Welcome

Shareholders

THANK YOU!